                                                                Exhibit 16(a)


                              [ANDERSEN LETTERHEAD]



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549


June 13, 2002


Dear Sir/Madam:

We have read the statements made in the first, second, third and fourth paragraphs of Item 4, to be included in the Form 8-K filed by REX Stores Corporation, dated June 13, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP




Copy:    Stuart A. Rose
         Chairman of the Board and
         Chief Executive Officer